Exhibit 99.1

Contact: Ira M. Birns, Executive Vice President & Chief Financial Officer Glenn Klevitz Vice President, Treasurer & Investor Relations 305-351-4763
 World Fuel Services Corporation Reports Fourth Quarter and Full Year 2021 Results
MIAMI—February 24, 2022 -- World Fuel Services Corporation (NYSE: INT)
Fourth-Quarter 2021 Highlights

•Total gross profit of $215.2 million, up 30% year-over-year
•GAAP net income of $15.4 million, or $0.25 per diluted share
•Adjusted net income of $17.6 million, or $0.28 per diluted share
•Adjusted EBITDA of $56.2 million

Full Year 2021 Highlights

•Total gross profit of $788.2 million, down 7% year-over-year
•GAAP net income of $73.7 million, or $1.16 per diluted share
•Adjusted net income of $86.0 million, or $1.36 per diluted share
•Adjusted EBITDA of $241.3 million

“We delivered solid results in what remained a challenging operating environment in 2021, and we believe we are well-positioned to carry that momentum into 2022,” stated Michael J. Kasbar, chairman and chief executive officer. “With a broad global customer base in land, sea and air markets worldwide, we are uniquely positioned to support our customers with their ongoing energy requirements as well as an expanding suite of innovative and custom-tailored sustainability solutions.”
For the full year, our aviation segment generated gross profit of $386.9 million, an increase of 10% year-over-year, principally related to increased volumes driven by the continued recovery in demand for passenger air travel, partially offset by a reduction in our government-related activity in Afghanistan, which concluded in the third quarter. Our marine segment generated gross profit of $100.3 million, a decrease of 34% year-over-year, principally related to a decline in average margins in the core resale business when compared to the strong margins achieved in the prior year related to the supply imbalances arising from the implementation of the IMO 2020 regulations. Our land segment generated gross profit of $301.1 million, a decrease of 13% year-over-year, principally related to the sale of the MultiService payment solutions business in 2020.
“We generated $173 million of operating cash flow in 2021 and despite a significant increase in fuel prices, we returned nearly $80 million to shareholders through stock buybacks and our dividend during the year,” said Ira M. Birns, executive vice president and chief financial officer. “With the Flyers Energy acquisition complete, we begin 2022 poised for growth with a more ratable and leverageable business model when compared to prior years.”

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures (collectively, the “Non-GAAP Measures”), including adjusted net income attributable to World Fuel Services, adjusted diluted earnings per common share, and adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”). The Non-GAAP Measures exclude acquisition and divestiture related expenses, restructuring costs, impairments, gains or losses on the extinguishment of debt and gains or losses on business dispositions primarily because we do not believe they are reflective of our core operating results.
We believe that the Non-GAAP Measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating the ongoing financial performance of the Company and to provide greater transparency as supplemental information to our GAAP results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of the Non-GAAP Measures may not be comparable to the presentation of such metrics by other companies. Adjusted diluted earnings per common share is computed by dividing adjusted net income attributable to World Fuel Services and available to common shareholders by the sum of the weighted average number of shares of common stock, stock units, restricted stock entitled to dividends not subject to forfeiture and vested restricted stock units outstanding during the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. Investors are encouraged to review the reconciliation of these Non-GAAP Measures to their most directly comparable GAAP financial measures in this press release and on our website.
Information Relating to Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our beliefs and expectations about our performance in 2022, our ability to capitalize on our sustainability solutions and our unique position to meet our customers' energy requirements, as well as our view of our business model after the Flyers Energy acquisition. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s most recent Annual Report on Form 10-K filed with the SEC. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to successfully implement our growth strategy and integrate acquired businesses and recognize the anticipated benefits, our ability to capitalize on new market opportunities, potential liabilities, limited indemnities and the extent of any insurance coverage, our ability to effectively manage the effects of the COVID-19 pandemic, the extent of the impact of the pandemic on ours and our customers' sales, profitability, operations and supply chains due to actions taken by governments and businesses to contain the virus, customer and counterparty creditworthiness and our ability to collect accounts receivable and settle derivative contracts, sudden changes in the market price of fuel or extremely high or low fuel prices that continue for an extended period of time, the availability of cash and sufficient liquidity to fund our working capital and strategic investment needs, any global economic impacts or other significant volatility that may arise from geopolitical events, wars and other civil unrest, adverse conditions in the markets or industries in which we or our customers and suppliers operate, such as the current global economic environment as a result of the coronavirus pandemic, our ability to manage the changes in supply and other market dynamics in the regions where we operate, our failure to comply with restrictions and covenants in our senior revolving credit facility and our senior term loans, including our financial covenants, our ability to successfully execute and achieve efficiencies, our ability to achieve the expected level of benefit from any restructuring activities and cost reduction initiatives, inflationary pressures and its impact on our customers or the global economy, unanticipated tax liabilities or adverse results of tax audits, assessments, or disputes, our ability to capitalize on new market opportunities, risks related to the complexity of the U.S. and foreign tax legislation and any subsequently issued regulations and our ability to accurately predict the impact on our effective tax rate and future earnings, our ability to effectively leverage technology and operating systems and realize the anticipated benefits, potential liabilities and the extent of any insurance coverage, actions that may be taken under the current administration in the U.S. that increase costs or otherwise negatively impact ours or our customers and suppliers businesses, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, particularly as a result of seasonality, supply disruptions, border closures and other logistical difficulties that can arise when sourcing and delivering fuel in areas that are actively engaged in war or other military conflicts, our failure to effectively hedge certain financial risks associated with the use of derivatives, uninsured losses, the impact of climate change and natural disasters, adverse results in legal disputes, and other risks detailed from time to time in our SEC filings. In addition, other current or potential risks and uncertainties related to the coronavirus pandemic include, but are not limited to: notices from customers, suppliers and other third parties asserting force majeure or other bases for their non-performance, losses on hedging transactions with customers arising from the volatility in fuel prices, heightened risk of cybersecurity issues as digital technologies may become more vulnerable and experience a higher rate of cyber-attacks in a remote connectivity environment, reduction of our global workforce to adjust to market conditions, including increased costs associated with severance payments, retention issues, and an inability to hire employees when market conditions improve, the impact of asset impairments, including any impairment of the carrying value of our goodwill in our aviation and land segments, as well as other accounting charges if expected future demand for our products and services materially decreases, a structural shift in the global economy and its demand for fuel and related products and services as a result of changes in the way people work, travel and interact, or in connection with a global recession. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.

About World Fuel Services Corporation
Headquartered in Miami, Florida, World Fuel Services is a global energy management company involved in providing energy procurement advisory services, supply fulfillment and transaction and payment management solutions to commercial and industrial customers, principally in the aviation, marine and land transportation industries. World Fuel Services also offers natural gas and electricity, as well as energy advisory services, including programs for carbon offsets, sustainability solutions and renewable energy alternatives. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.
For more information, visit www.wfscorp.com.
-- Some amounts in this press release may not add due to rounding. All percentages have been calculated using unrounded amounts --

WORLD FUEL SERVICES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
 (Unaudited - In millions, except per share data)

	December 31, 2021	December 31, 2020
Assets:
Current assets:
Cash and cash equivalents	$652.2	$658.8
Accounts receivable, net of allowance for credit losses of $26.1 million and $53.8 million as of December 31, 2021 and 2020, respectively	2,355.3	1,238.4
Inventories	477.9	344.3
Prepaid expenses	59.2	51.1
Short-term derivative assets, net	169.2	66.4
Other current assets	305.9	280.4
Total current assets	4,019.7	2,639.3
Property and equipment, net	348.9	342.6
Goodwill	861.9	858.6
Identifiable intangible and other non-current assets	711.9	659.8
Total assets	$5,942.4	$4,500.3
Liabilities:
Current liabilities:
Current maturities of long-term debt	$30.6	$22.9
Accounts payable	2,399.6	1,214.7
Short-term derivative liabilities, net	168.4	50.9
Customer deposits	205.5	155.8
Accrued expenses and other current liabilities	292.7	239.8
Total current liabilities	3,096.7	1,684.0
Long-term debt	478.1	501.8
Non-current income tax liabilities, net	213.9	215.5
Other long-term liabilities	236.8	186.1
Total liabilities	4,025.6	2,587.4
Equity:
World Fuel shareholders' equity:
Preferred stock, $1.00 par value; 0.1 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100.0 shares authorized, 61.7 and 62.9 issued and outstanding as of December 31, 2021 and 2020, respectively	0.6	0.6
Capital in excess of par value	168.1	204.6
Retained earnings	1,880.6	1,836.7
Accumulated other comprehensive income (loss)	(136.7)	(132.6)
Total World Fuel shareholders' equity	1,912.7	1,909.3
Noncontrolling interest	4.1	3.6
Total equity	1,916.8	1,912.9
Total liabilities and equity	$5,942.4	$4,500.3

WORLD FUEL SERVICES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
 (Unaudited – In millions, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Revenue	$9,942.7	$4,702.1	$31,337.0	$20,358.3
Cost of revenue	9,727.5	4,536.9	30,548.8	19,506.5
Gross profit	215.2	165.2	788.2	851.8
Operating expenses:
Compensation and employee benefits	112.9	77.2	386.7	366.9
General and administrative	70.3	62.1	247.6	311.1
Asset impairments	—	7.0	4.7	25.6
Restructuring charges	(0.2)	2.6	6.6	10.3
Total operating expenses	182.9	148.8	645.6	714.0
Income from operations	32.3	16.4	142.6	137.9
Non-operating income (expenses), net:
Interest expense and other financing costs, net	(11.0)	(10.9)	(40.2)	(44.9)
Other income (expense), net	(0.8)	(6.2)	(2.3)	68.8
Total non-operating income (expense), net	(11.8)	(17.1)	(42.5)	23.9
Income (loss) before income taxes	20.5	(0.7)	100.0	161.7
Provision for income taxes	5.1	3.0	25.8	52.1
Net income (loss) including noncontrolling interest	15.5	(3.8)	74.2	109.6
Net income (loss) attributable to noncontrolling interest	0.1	(0.2)	0.5	0.1
Net income (loss) attributable to World Fuel	$15.4	$(3.6)	$73.7	$109.6

Basic earnings (loss) per common share	$0.25	$(0.06)	$1.17	$1.72

Basic weighted average common shares	62.2	63.4	62.9	63.7

Diluted earnings (loss) per common share	$0.25	$(0.06)	$1.16	$1.71

Diluted weighted average common shares	62.4	63.4	63.3	64.0

Comprehensive income:
Net income (loss) including noncontrolling interest	$15.5	$(3.8)	$74.2	$109.6
Other comprehensive income (loss):
Foreign currency translation adjustments	(3.1)	26.8	(13.7)	13.8
Cash flow hedges, net of income tax expense (benefit) of $3.4 and ($2.4) for the three months ended December 31, 2021 and 2020, respectively, and net of income tax expense (benefit) of $3.3 and zero for the year ended December 31, 2021 and 2020, respectively	10.0	(7.1)	9.6	(0.1)
Total other comprehensive income (loss)	7.0	19.7	(4.1)	13.7
Comprehensive income (loss) including noncontrolling interest	22.4	16.0	70.1	123.3
Comprehensive income (loss) attributable to noncontrolling interest	0.1	—	0.5	—
Comprehensive income (loss) attributable to World Fuel	$22.4	$16.0	$69.6	$123.3

WORLD FUEL SERVICES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - In millions)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss) including noncontrolling interest	$15.5	$(3.8)	$74.2	$109.6
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	20.8	19.5	81.0	85.8
Provision for credit losses	3.4	5.8	6.3	63.7
Share-based payment award compensation costs	4.2	(3.3)	19.6	(0.9)
Deferred income tax expense (benefit)	10.5	(6.5)	(7.6)	(14.4)
Restructuring charges	(0.8)	—	(0.8)	0.3
Foreign currency (gains) losses, net	2.8	0.5	(7.8)	0.6
Loss (gain) on sale of business	(0.2)	—	1.5	(80.0)
Other	3.6	(10.2)	20.0	1.9
Changes in assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	(324.6)	16.7	(1,132.6)	1,300.3
Inventories	(42.7)	(48.4)	(135.2)	251.0
Prepaid expenses	16.4	5.5	(10.5)	28.1
Short-term derivative assets, net	(28.5)	61.4	(89.5)	(6.9)
Other current assets	(78.1)	(9.2)	(32.1)	63.2
Cash collateral with counterparties	(84.9)	(1.7)	22.9	44.2
Other non-current assets	0.5	(1.2)	(89.9)	(8.7)
Accounts payable	359.8	97.6	1,143.8	(1,223.9)
Customer deposits	43.9	34.1	52.0	23.6
Accrued expenses and other current liabilities	27.3	(56.1)	179.0	(87.6)
Non-current income tax, net and other long-term liabilities	1.1	12.5	79.0	54.3
Total adjustments	(65.6)	117.3	99.0	494.5
Net cash provided by (used in) operating activities	(50.1)	113.5	173.2	604.1
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(37.1)	—	(37.1)	(128.6)
Proceeds from sale of business, net of divested cash	—	(8.8)	25.0	259.6
Capital expenditures	(10.8)	(5.8)	(39.2)	(51.3)
Other investing activities, net	(0.6)	0.6	(7.1)	(6.9)
Net cash provided by (used in) investing activities	(48.5)	(14.0)	(58.3)	72.8
Cash flows from financing activities:
Borrowings of debt	—	0.4	0.3	2,095.4
Repayments of debt	(7.7)	(4.6)	(24.2)	(2,207.4)
Dividends paid on common stock	(7.5)	(6.3)	(28.7)	(25.6)
Repurchases of common stock	(26.1)	(12.7)	(50.5)	(68.3)
Other financing activities, net	(2.0)	(1.0)	(10.5)	(7.1)
Net cash provided by (used in) financing activities	(43.3)	(24.2)	(113.6)	(213.0)
Effect of exchange rate changes on cash and cash equivalents	(1.8)	10.8	(7.8)	8.8
Net increase (decrease) in cash and cash equivalents	(143.7)	86.0	(6.6)	472.7
Cash and cash equivalents, as of the beginning of the period	796.0	572.7	658.8	186.1
Cash and cash equivalents, as of the end of the period	$652.2	$658.8	$652.2	$658.8

WORLD FUEL SERVICES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited - In millions, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
Non-GAAP financial measures and reconciliation:	2021	2020	2021	2020
Net income (loss) attributable to World Fuel	$15.4	$(3.6)	$73.7	$109.6
Acquisition and divestiture related expenses	3.3	(0.9)	6.6	1.8
Gain on sale of business	(0.2)	—	(0.9)	(80.0)
Asset impairments	—	6.9	4.7	25.5
Restructuring charges	(0.2)	2.6	6.6	10.3
Income tax impacts	(0.7)	(4.0)	(4.6)	6.3
Adjusted net income (loss) attributable to World Fuel	$17.6	$1.1	$86.0	$73.6

Diluted earnings (loss) per common share	$0.25	$(0.06)	$1.16	$1.71
Acquisition and divestiture related expenses	0.05	(0.01)	0.10	0.03
Gain on sale of business	—	—	(0.01)	(1.25)
Asset impairments	—	0.11	0.07	0.40
Restructuring charges	—	0.04	0.10	0.16
Income tax impacts	(0.01)	(0.06)	(0.07)	0.10
Adjusted diluted earnings (loss) per common share	$0.28	$0.02	$1.36	$1.15

	For the Three Months Ended December 31,		For the Year Ended December 31,
Non-GAAP financial measures and reconciliation:	2021	2020	2021	2020
Income from operations	$32.3	$16.4	$142.6	$137.9
Depreciation and amortization	20.8	19.5	81.0	85.8
Acquisition and divestiture related expenses	3.3	(0.9)	6.6	1.8
Asset impairments	—	6.9	4.7	25.5
Restructuring charges	(0.2)	2.6	6.6	10.3
Adjusted EBITDA (1)	$56.2	$44.6	$241.3	$261.4
(1)The Company defines adjusted EBITDA as income from operations, excluding the impact of depreciation and amortization, and items that are considered to be non-operational and not representative of our core business, including those associated with acquisition and divestiture related expenses, asset impairments, and restructuring charges.

WORLD FUEL SERVICES CORPORATION
BUSINESS SEGMENTS INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended December 31,		For the Year Ended December 31,
Revenue:	2021	2020	2021	2020
Aviation segment	$4,343.8	$1,798.6	$12,824.3	$8,179.6
Land segment	3,111.0	1,714.3	10,426.8	6,663.1
Marine segment	2,487.9	1,189.3	8,085.8	5,515.7
Total revenue	$9,942.7	$4,702.1	$31,337.0	$20,358.3
Gross profit:
Aviation segment	$109.8	$70.3	$386.9	$352.9
Land segment	75.2	72.2	301.1	347.6
Marine segment	30.2	22.8	100.3	151.4
Total gross profit	$215.2	$165.2	$788.2	$851.8
Income from operations:
Aviation segment	$49.4	$17.3	$163.4	$84.5
Land segment	0.1	18.4	44.6	72.6
Marine segment	5.9	3.1	20.7	58.5
Corporate overhead - unallocated	(23.1)	(22.4)	(86.1)	(77.8)
Total income from operations	$32.3	$16.4	$142.6	$137.9

SALES VOLUME SUPPLEMENTAL INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended December 31,		For the Year Ended December 31,
Volume (Gallons):	2021	2020	2021	2020
Aviation Segment	1,684.7	1,144.0	5,857.5	4,694.1
Land Segment (1)	1,368.9	1,272.0	5,254.1	5,062.8
Marine Segment (2)	1,282.5	1,112.8	4,870.1	4,611.8
Consolidated Total	4,336.1	3,528.7	15,981.7	14,368.8
(1)Includes gallons and gallon equivalents of British Thermal Units (BTU) for our natural gas sales and Kilowatt Hours (kWh) for our World Kinect power business.
(2)Converted from metric tons to gallons at a rate of 264 gallons per metric ton. Marine segment metric tons were 4.9 and 18.4 for the three months and year ended December 31, 2021.
CONTACT:
World Fuel Services Corporation
Ira M Birns, 305-428-8000
Executive Vice President & Chief Financial Officer

Glenn Klevitz, 305-428-8000
Vice President, Treasurer & Investor Relations